PREPARED BY AND UPON
RECORDATION RETURN TO:
Bryan Cave LLP
1200 Main Street, Suite 3500
Kansas City, Missouri 64105
Attention: Dennis M. Alt

(space above reserved for Recorder’s use)

MISSOURI LEASEHOLD DEED OF TRUST,
ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

SHOW ME ETHANOL, LLC,
a Missouri limited liability company,
as Grantor

to

THOMAS F. KREAMER,
as Trustee

for the benefit of

STATE BANK OF SLATER,

as Grantee (Agent)

Dated as of June 5, 2008

Location:	Carroll County, Missouri
Grantee’s
Address:	201 West Maple Street, Slater, MO 65349, Attention: William L. Summers
Legal
Description:	See Exhibit A attached hereto

THIS AGREEMENT SECURES AMONG OTHER THINGS FUTURE ADVANCES AND OBLIGATIONS AND IS TO BE GOVERNED BY THE PROVISIONS OF SECTION 443.055 OF THE MISSOURI REVISED STATUTES. THE TOTAL PRINCIPAL AMOUNT OF OBLIGATIONS THAT MAY BE SECURED HEREUNDER IS $3,590,000.

MISSOURI LEASEHOLD DEED OF TRUST,
ASSIGNMENT OF RENTS AND
SECURITY AGREEMENT

THIS MISSOURI LEASEHOLD DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (“Deed of Trust”) is made and executed as of the second day of June, 2008, by SHOW ME ETHANOL, LLC, a Missouri limited liability company, whose address is 807 West Main, P.O. Box 158, Richmond, Missouri 64085 (“Grantor”), THOMAS F. KREAMER, a Missouri resident, with an address of c/o Bryan Cave LLP, 1200 Main Street, Suite 3500, Kansas City, Missouri 64105 (the “Trustee”), for the benefit of STATE BANK OF SLATER, with an address of 201 West Maple Street, Slater, MO 65349, Attention: William L. Summers, as agent (in such capacities and together with any successors in such capacities, “Agent”) for the lending institutions (collectively, whether one or more, the “Lender”), from time to time a party to the Loan and Security Agreement (as defined below).

A. Debt. Grantor has executed various 9% Subordinated Secured Promissory Notes Due June 4, 2010 (collectively, whether one or more, the “Note”) evidencing an aggregate loan in the amount of $3,590,000.00 by the Lender to Grantor, pursuant to the terms contained in that certain Loan and Security Agreement, dated June 5, 2008 (“Loan and Security Agreement”). Each Note is more fully described on Exhibit B attached hereto and incorporated herein. A condition to such loan is the granting of this Deed of Trust by Grantor as security for the obligations of Grantor under the Note. The Note, this Deed of Trust, the Loan and Security Agreement and all other instruments and documents evidencing, securing or relating to the indebtedness evidenced by the Note are referred to herein as the “Loan Documents.” The execution and delivery of the Note, this Deed of Trust and the other Loan Documents to which Grantor is a party is a condition precedent to Lender making the loans to Grantor evidenced by the Note.

B. Grant. Grantor, in consideration of the debt and trust herein described, and the sum of Ten Dollars ($10.00) and other good and valuable consideration to it paid by the Lender and Agent, the receipt and sufficiency of which are hereby acknowledged, does by these presents GRANT, BARGAIN AND SELL, CONVEY AND CONFIRM unto the Trustee all of Grantor’s right, title and interest in that certain leasehold estate which is evidenced by that certain Lease Agreement, by and between Carroll County, Missouri, a third class township and political subdivision of the State of Missouri, as grantor/lessor thereunder, and Grantor, as grantee/lessee thereunder, (collectively, the “Lease”), which affects the property located in Carroll County, Missouri, whether now owned or acquired in the future, and described on Exhibit A attached to and incorporated into this Deed of Trust by this reference, for the use and benefit of Agent.

TOGETHER WITH all the improvements now or in the future erected on the property, and all tenements, hereditaments and appurtenances belonging or appertaining to such property and improvements, all fixtures, furnishings, equipment, appliances, machinery and other personal property now or in the future located on or used in connection with such property and all easements, leases, rents, profits, insurance and condemnation proceeds, royalties, mineral, oil and gas rights and profits, water rights and water stock now or in the future becoming a part of or relating to such property, and all replacements, substitutions, additions to and proceeds and products of the foregoing. All of the property, real, personal or mixed, described in this paragraph is referred to in this Deed of Trust as the “Mortgaged Property.”

C. TO HAVE AND TO HOLD the Mortgaged Property unto the Trustee, and its successors and assigns, in accordance with the provisions contained herein, for the use and benefit of Agent.

D. NOW, THEREFORE, if Grantor pays and performs its obligations under the Note and the other Loan Documents and complies with each and every agreement, condition and covenant contained and set forth in this Deed of Trust, the Note and all related documents, then this Deed of Trust will be released, without warranty, at the request and cost of Grantor.

E. Secured Obligations. This Deed of Trust secures to Agent: (a) the repayment of all obligations evidenced by the Note, including interest; (b) the payment of all other sums now or in the future advanced by Lender and Agent under the Note, this Deed of Trust or the other Loan Documents, and the performance of all future obligations of Grantor to Lender and Agent under the Loan Documents, provided that at no time will the total principal amount secured by this Deed of Trust, not including sums advanced to protect the security of this Deed of Trust, or for any other purposes specified in Section 443.055 of the Revised Statutes of Missouri, as amended, exceed the principal sum stated on the face of this Deed of Trust; and (c) the payment and performance of Grantor’s other covenants, agreements and obligations under the Note, this Deed of Trust and under the other Loan Documents (all referred to as the “Secured Obligations”).

F. Representations, Covenants and Warranties. Grantor represents, covenants, and warrants:

(a) that the Lease is in full force and effect and has not been modified or amended in any manner whatsoever;

(b) that there are no defaults under the Lease, and no event has occurred, that, with the giving of notice, the passage of time, or both, would constitute a default under the Lease;

(c) that all rents, additional rents, and other sums due and payable under the Lease have been paid in full to the extent they were payable before the date of this Deed of Trust;

(d) that neither Grantor nor the landlord under the Lease has commenced any action or given or received any notice for the purpose of terminating the Lease;

(e) that the interest of the tenant under the Lease is vested in the Grantor;

(f) the quiet and peaceful possession of Lender and Agent;

(g) that the Grantor will defend the leasehold estate created by the Lease for the entire remainder of the term set forth in the Lease, against all and every person or persons lawfully claiming, or who may claim the same or any part of the Lease, subject only to the payment of the rents reserved in the Lease and to the performance and observance of all the terms, covenants, conditions and warranties of the Lease, subject in each case to the permitted encumbrances (the “Permitted Encumbrances”) set forth on Exhibit B.

G. Assignment of Leases and Rents. Grantor hereby assigns to Agent all leases and other agreements, written or oral, now in existence or hereafter arising for the use or occupancy of all or any portion of the Mortgaged Property, and all the rents, issues, and profits of all or any part of the Mortgaged Property and all funds received by Grantor for any use, sale, or lease of all or any part of the Mortgaged Property, as further security for the payment and performance of the Secured Obligations, and Grantor grants to Agent the right to enter upon and to take possession of the Mortgaged Property and every part thereof for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the rents, issues, and profits, after payment of all necessary charges and expenses, on account of the Loan Documents. This assignment and grant will continue in effect until this Deed of Trust is released. Notwithstanding the foregoing, Grantor will have the right, under a license now granted by Agent to Grantor, to collect and receive said rents, issues, and profits until the occurrence of an Event of Default (as defined below); and Grantor agrees to use such rents, issues, and profits in payment of principal, interest and other obligations becoming due under the Loan Documents and in payment of taxes, assessments, sewer rates, water rents, and carrying charges becoming due against the Mortgaged Property, but such right of Grantor will be revoked automatically upon the occurrence of an Event of Default. Grantor will not, without the written consent of Agent, receive or collect rent from any tenant of all or any part of the Mortgaged Property for a period of more than one month in advance, and if an Event of Default occurs, Grantor will pay monthly in advance to Agent, or to any receiver appointed to collect such rents, issues, and profits, the higher of the fair and reasonable rental value or the rent reserved in any written lease for the use and occupation of the Mortgaged Property or of such part of the Mortgaged Property as may be in the possession of Grantor, and upon default in any such payment will, at the option of Agent, vacate and surrender the possession of the Mortgaged Property to Agent or to such receiver, and if Grantor fails to do so, Grantor may be evicted by summary proceedings. Upon demand, Grantor will execute and deliver to Agent such further assignments and other documents and instruments as Agent may deem advisable to carry out or evidence the assignment set forth in this section.

H. Security Agreement. This Deed of Trust, in addition to being a lien on real estate, also is a security agreement by and between Grantor, as debtor, and Agent, as secured party, with respect to all of the Mortgaged Property which is personal property (the “Personal Property”), and this Deed of Trust creates and grants to Agent a first lien and security interest in all Personal Property (subject only to the Permitted Encumbrances) until the Secured Obligations are paid in full. Grantor hereby grants to Agent a security interest in all of the Personal Property as security for the payment and performance of the Secured Obligations. Upon the occurrence of any Event of Default, Agent will have all the rights and remedies of a secured party under the Uniform Commercial Code and any other applicable laws. This Deed of Trust will also constitute a Uniform Commercial Code financing statement for purposes of perfecting Agent’s interest in the Personal Property and fixtures described herein.

GRANTOR AND AGENT FURTHER COVENANT AND AGREE AS FOLLOWS:

1. Payment and Performance of Obligations. Grantor must promptly pay and perform when due all of the Secured Obligations.

2. Claims Against Mortgaged Property. Grantor will pay, from time to time when the same become due, all claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on all or any part of the Mortgaged Property, whether prior or subordinate to this Deed of Trust, or on the revenues, rents, issues, income, and profits arising from the Mortgaged Property, and in general will do or cause to be done everything necessary so that the priority of this Deed of Trust will be fully preserved, at the cost of Grantor, without expense to Lender or Agent. Agent at its option may be subrogated for further security to the lien of any prior encumbrance, mechanic’s lien, or vendor’s lien on the Mortgaged Property paid out of the proceeds of the Note, even though the same be released of record.

3. Reserved.

4. Preservation and Maintenance of Mortgaged Property. Grantor covenants and agrees not to permit or commit any waste on or of the Mortgaged Property and to maintain the Mortgaged Property at all times in a state of good repair and condition; to comply with, or cause to be complied with, all statutes, ordinances, and requirements of any governmental or other authority relating to the Mortgaged Property; and to do or permit to be done to the Mortgaged Property nothing that will alter or change the use and character of the Mortgaged Property or in any way impair or weaken the security of this Deed of Trust or otherwise diminish the value of the Mortgaged Property. In case of the refusal, neglect, or inability of Grantor to repair and maintain the Mortgaged Property, Agent may, at its option, make such repairs or cause repairs to be made, and advance money to do so.

5. Taxes and Public Charges. Grantor will pay and discharge, before delinquency, all taxes (including real and personal property taxes and income, franchise, withholding, profits, and gross receipts taxes); all general and special assessments, levies, permits, inspection, and license fees; all water and sewer rents and charges; and all other public charges, whether of a like or different nature, imposed upon or assessed against Grantor or all or any part of the Mortgaged Property or upon the revenues, rents, issues, income, and profits of the Mortgaged Property or arising in respect of the occupancy, use, or possession of the Mortgaged Property. Grantor will, upon the request of Agent, deliver to Agent receipts evidencing the payment of all such taxes, assessments, and other public charges.

6. Insurance.

(a) Grantor agrees to maintain in force at all times (i) comprehensive, general liability insurance, including premises, operations, and products liability, with limits and deductibles satisfactory to Agent; and (ii) “all risk” property insurance, including, without limitation, fire, windstorm, explosion, such other risks usually insured against by owners of like properties, and such other coverages as Agent may from time to time require on the Mortgaged Property, in an amount equal to the full replacement cost of the portion of the Mortgaged Property constituting improvements and Personal Property and must be sufficient to prevent the application of coinsurance provisions, and with only such deductibles as Agent may approve. If any of the Mortgaged Property is designated as a flood prone or a flood risk area, as defined by the Flood Disaster Protection Act of 1973, as amended, Grantor will maintain flood insurance in an amount and with such deductibles to be determined by Agent from time to time, and also must comply with any additional requirements of the National Flood Insurance Program as set forth in said Act. Grantor must maintain in force at all times workers’ compensation insurance respecting all employees of Grantor as required by law.

(b) All such insurance must be written by companies, on forms and with endorsements all satisfactory to Agent, all with satisfactory loss-payable and standard non-contribution mortgagee clauses attached in favor of Agent (or, in case of a foreclosure sale, in favor of the owner of the certificate of sale). Grantor must promptly deliver to Agent a certificate of insurance on all policies and endorsements, and all renewals. All such policies must provide for, among other things, thirty (30) days’ prior written notice to Agent of their expiration or any cancellation or modification. Not less than ten (10) days prior to the expiration of any such policy, a certified copy of an appropriate renewal policy must be delivered to Agent.

7. Escrows. Upon an Event of Default, Agent may require that a sum equal to 1/12th of the total estimated amount of the current year’s taxes and assessments against the Mortgaged Property and estimated insurance premiums for insurance coverages required to be provided by Grantor be paid monthly in advance to Agent on the first day of each month. If the fund created by such payments exceeds the actual amount of taxes, assessments and premiums, the excess will be credited to Grantor and applied to future taxes, assessments and premiums, or to interest or principal, as Agent may elect. The waiving of such monthly payments at any time will not bar Agent from later requiring Grantor to make such payments. No interest will be paid by Agent on any of such funds. The funds provided for in this Section are solely for the added protection of Agent and entail no responsibility on Agent’s part beyond the allowing of due credit, without interest, for the sums actually received by it. Upon any assignment of this Deed of Trust by Agent, any funds on hand will be turned over to the assignee and any responsibility of Agent with respect to such funds will terminate.

8. Condemnation. If all or any part of the Mortgaged Property is taken or damaged by the exercise of the power of eminent domain, Grantor may contest the same in good faith so long as Grantor is not in default under any of the Loan Documents, but the award for any property so taken is hereby assigned to Agent, and Agent, upon such award becoming final, is authorized, in the name of Grantor or Agent, as appropriate, to execute and deliver acquittances for, and release of, any such award and to collect and apply the proceeds, after the payment of all of Agent’s and Lender’s expenses in connection with such proceedings (including attorneys’ fees), to the payment of the Secured Obligations (such application to be in such order as Agent may elect), and the remainder, if any, will be paid to Grantor.

9. Casualty Loss. If any of the Mortgaged Property is destroyed or damaged by fire or any other cause, whether insured or uninsured, and if such damage is Substantial Damage, Grantor will, at Agent’s option, either (i) restore or rebuild the damaged Mortgaged Property or (ii) apply any insurance or other proceeds to the payment of the Secured Obligations. If any damage occurs that is not Substantial Damage, Grantor must promptly restore or rebuild the damaged Mortgaged Property so that it is at least of equal value and substantially the same character as prior to the damage or destruction. If Agent elects to require Grantor to rebuild the damaged Mortgaged Property or if such damage is not Substantial Damage, then Agent will make any insurance or other proceeds that have been paid to Agent available to Grantor in accordance with such reasonable disbursement procedures as Agent may impose. Any surplus that remains out of the insurance proceeds after payment of such cost of rebuilding or restoration may, at the option of Agent, (i) be applied on account of the Secured Obligations or such portion as Agent will determine, in such order of maturity as Agent may determine, but without any change in the amount of the monthly payments due under the Note, or (ii) be paid to Grantor. If the Mortgaged Property is acquired by Agent or, as the result of a foreclosure, by anyone else, Grantor’s right to any insurance policies and proceeds resulting from damage to the Mortgaged Property prior to the acquisition will pass to Agent or the other party, as the case may be.

10. Protection of Agent’s Security. Agent may, at its option, and without waiving its right to accelerate the Secured Obligations and to foreclose this Deed of Trust, pay either before or after default any or all of those certain obligations required by the terms of this Deed of Trust to be paid by Grantor for the protection of the Deed of Trust security or for the collection of any of the Secured Obligations or may bring or intervene in any legal proceeding for the protection of the Deed of Trust security. All sums so advanced, paid or expended by Agent or Lender (including, to the extent permitted by law, attorneys’ fees and expenses) will become part of the Secured Obligations, and will bear interest from the date thereof at the interest rates set forth in the Note, and become an integral part of the Secured Obligations, subject in all respects to the terms, conditions, and covenants of the Loan Documents, as fully and to the same extent as though a part of the original indebtedness evidenced by the Note and secured by this Deed of Trust, except that such sums will be repaid to Agent upon demand.

11. Inspection. Agent or its agent may enter upon and inspect the Mortgaged Property at reasonable times upon reasonable notice.

12. Grantor Not Released; Forbearance by Agent Not a Waiver. Extension of the time for payment of the sums secured by this Deed of Trust granted by Agent to Grantor or any successor in interest will not operate to release Grantor or Grantor’s successors in interest from liability under this Deed of Trust. Agent will not be required to commence proceedings against any successor in interest or refuse to extend time for payment of the sums secured by this Deed of Trust by reason of any demand made by the original Grantor or Grantor’s successors in interest. Any forbearance by Agent in exercising any right or remedy will not be a waiver of or preclude the exercise of any right or remedy.

13. Loan Charges. In no event will the total of all amounts payable under the Loan Documents, whether of interest or of other charges which may or might be characterized as interest, exceed the maximum rate or amount permitted to be charged under applicable law. If Agent receives any payment that is or would be in excess of the interest or other charge permitted to be charged under applicable law, the portion of the payment which is in excess of the permissible amount will have been, and will be deemed to have been, a payment in reduction of the principal balance of the Note, or, if such portions exceed the unpaid principal balances, the excess will be refunded to Grantor.

14. Reserved.

15. Notices. All notices or other communications required or permitted to be given pursuant to the provisions of this Deed of Trust will be deemed to have been duly given or made: if by hand, immediately upon delivery; if by telex, immediately upon confirmation of receipt; if by express mail or any other public, semi-public, or private overnight delivery service, one (1) day after dispatch; and if mailed by certified mail, postage prepaid and return receipt requested, three (3) days after deposit in the mail. All such notices and communications will be given to the parties at their respective addresses set forth in this Deed of Trust, or to such other addresses as either party may designate by notice in accordance with the terms of this section.

16. Governing Law; Severability; Conformity. This Deed of Trust will be governed by the law of Missouri (the “State”). In the event that any provision or clause of the Loan Documents conflicts with applicable law, such conflict will not affect other provisions of the Loan Documents which can be given effect without the conflicting provision. To this end, the provisions of the Loan Documents are declared to be severable. To the extent Missouri law may now or hereafter impose requirements or set limitations on Lender’s or Agent’s rights under the Loan Documents, the Loan Documents will be conformed to comply in all respects to the law as it may from time to time be amended.

17. Events of Default. Each of the following will constitute an “Event of Default” under this Deed of Trust: (a) failure of Grantor to make any payment of principal or interest or any other amount due under the Loan Documents, when the same become due and payable, whether at maturity, or by acceleration as provided in the Loan Documents; (b) failure of Grantor to make any payment when due (including any applicable notice or grace periods) in accordance with the terms of any prior or subordinate mortgage or deed of trust or the notes secured thereby, or failure to perform any of the other terms, covenants and conditions of any prior or subordinate mortgage or deed of trust, or the notes secured thereby, on or before the date for such performance (including any applicable cure or grace periods); (c) failure of Grantor to observe or perform any nonmonetary covenant or agreement contained in the Loan Documents; (d) failure of Grantor to observe or perform any other obligation to, or covenant or agreement with Agent on or before the date for such performance (including any applicable cure or grace periods); (e) appointment of a receiver, trustee or liquidator (or other similar official) of Grantor or of the Mortgaged Property or any portion thereof in any proceeding or by any federal or state officer or agency and such appointee is not discharged within sixty (60) days after such appointment or Grantor’s consent to such appointment; (f) Grantor files a petition in bankruptcy or for reorganization or for an arrangement under state law, now or hereafter in effect, or Grantor makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or suspends payment of obligations or takes any action in furtherance of any of the foregoing; (g) a petition or claim of involuntary bankruptcy is filed against Grantor under the Bankruptcy Code or any similar federal or state law, now or hereafter in effect, and (1) Grantor consents to such filing, or (2) fails to obtain a final order dismissing such petition or claim within thirty (30) days after the such filing; or (h) Grantor gives any notice pursuant to Section 443.055 of the Revised Statutes of Missouri, as amended, or otherwise by which Grantor elects to terminate the operation of this Deed of Trust as security for future advances or future obligations made or incurred after the date Agent receives such notice, or Grantor takes any other action for the purpose of limiting or attempting to limit the operation of this Deed of Trust as such security. Grantor acknowledges, represents and warrants that this Deed of Trust is collateral for a loan given in a business transaction, as contemplated by Section 443.055(10) of the Revised Statutes of Missouri, as amended.

18. Remedies. At any time after an Event of Default has occurred, the whole of the obligations set forth in the Loan and Security Agreement and the other Secured Obligations will become due at Agent’s option immediately or at any time thereafter at the continuing option of Agent, and this Deed of Trust will remain in force, and Agent may exercise any right, power or remedy permitted to it by law or by contract, and in particular, without limiting the generality of the foregoing, Agent will have the absolute right, at its option, to pursue one or more of the following remedies:

(a) Agent will be entitled, immediately or thereafter, without notice or demand, to the extent permitted by the laws of the State, (i) to institute suit to enforce the rights of Agent and (ii) to enforce, at Agent’s continuing option, payment of all Secured Obligations by action to foreclose this Deed of Trust, either or both, concurrently or otherwise; and one action or suit will not abate or be a bar to or waiver of the Agent’s right to institute or maintain the other, provided that Agent will have only one payment and satisfaction of the Secured Obligations.

(b) Agent will have the right from time to time to take action to recover any sums, whether interest, principal or any installment of either, or any other sums required to be paid under the Loan Documents, as the same become due, without regard to whether or not the principal sum secured or any other Secured Obligations will be due, and without prejudice to the right of Agent thereafter to bring an action of foreclosure, or any other action, or commence foreclosure proceedings under the power of sale, for a default or Event of Default by Grantor existing at the time such earlier action was commenced.

(c) The Trustee may proceed to sell all or any part of the Mortgaged Property, at public vendue, to the highest bidder, at the customary place in the county in which the Mortgaged Property is located, for cash, first giving the public notice required by law of the time, terms and place of sale, and of the property to be sold; and upon such sale will execute and deliver a deed of conveyance of the property sold to the purchaser or purchasers of the property, and any statement or recital of fact in such deed in relation to the nonpayment of indebtedness hereby secured, existence of the indebtedness so secured, notice of advertisement, sale, receipt of money, and the happening of any of the events by which any successor trustee became successor as herein provided, will be prima facie evidence of the truth of such statement or recital; and the Trustee will receive the proceeds of such sale, and the Trustee covenants faithfully to perform the trust herein created. Until a sale is held hereunder, the Trustee hereby lets the Mortgaged Property to Grantor upon the following terms and conditions: Grantor, and any and all persons claiming or possessing the Mortgaged Property, and any part thereof, by, through, or under it will pay rent therefor at the rate of one cent per month, payable monthly upon demand and will surrender peaceable possession of the Mortgaged Property and any and every part thereof to the Trustee, any of its successors or assigns, or purchasers thereof, without notice or demand therefor, upon the occurrence of any Event of Default.

(d) Any court of competent jurisdiction may, at any time or times, either before or after a foreclosure sale, without notice and without requiring bond, without regard to the solvency or insolvency of any person liable for payment of the Secured Obligations, and without regard to whether Agent has exercised or is exercising any other available remedy, appoint, as a matter of strict right and as an admitted equity, a receiver for the benefit of Agent, with power to collect the rents, issues, and profits of the Mortgaged Property, due and to become due. These provisions for the appointment of a receiver and assignment of rents are an express condition upon which the loan to Grantor and the financial accommodations to Grantor have been made. The receiver, out of such rents, issues, and profits when collected, may pay all attorneys’ fees and expenses; may pay all costs and operating expenses incurred in the management and operation of the Mortgaged Property; may pay and secure the release of prior or coordinate liens, if any; may pay taxes, assessments, water and other utility charges, and insurance premiums, then due or thereafter accruing; may make and pay for any repairs to the Mortgaged Property deemed advisable to Agent; and may pay all or any part of the Secured Obligations then due and payable, or other sums secured hereby or any deficiency decree entered in any foreclosure proceedings or otherwise as Agent may direct, all in such order of application as Agent may direct.

(e) Agent will have all the rights and remedies of a secured party under the Uniform Commercial Code and any other applicable laws. Agent may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Agent, including the sending of notices and the conduct of the sale, but in the name and on behalf of Agent. Further, Agent may proceed as set forth in Section 9-604 of the Uniform Commercial Code which provides that if a security agreement covers both real and personal property, as is the case herein, Agent may proceed against only the personal property or proceed against both the real and personal property in accordance with the rights and remedies in respect of the real property, in which case the provisions of the Uniform Commercial Code do not apply. Agent is hereby authorized to direct the Trustee to foreclose the personal property in accordance with the real property rights and remedies as set forth herein.

(f) Agent may exercise any and all other remedies available at law or in equity.

19. Substitute Trustee. Agent, at its option, may from time to time remove Trustee and appoint a successor trustee to any Trustee appointed hereunder by an instrument recorded in the county in which this Deed of Trust is recorded. Without conveyance of the Mortgaged Property, the successor trustee will succeed to all the title, power and duties conferred upon Trustee herein and by applicable law.

20. Lender in Possession. Upon any default with respect to the Secured Obligations or upon abandonment of the Mortgaged Property by Grantor, Agent (in person, by agent or by judicially appointed receiver) will be entitled, at Agent’s option, to enter upon, take possession of and manage the Mortgaged Property and to collect the rents of the Mortgaged Property, including those past due. Any rents collected by Agent or the receiver will be applied first to payment of the costs of management of the Mortgaged Property and collection of rents, including, but not limited to, receiver’s fees, premiums on receiver’s bonds and reasonable attorneys’ fees, and then to the Secured Obligations.

21. Costs and Expenses. Grantor agrees to pay all fees and charges incurred in the procuring and making of this Deed of Trust or in the perfection of the lien and security interests created by this Deed of Trust. Grantor further agrees to pay each and all of the costs, charges and expenses, including, to the extent permitted by law, attorneys’ fees and abstract and title insurance costs, reasonably incurred or paid at any time by Agent because of the failure of Grantor to perform, comply with, and abide by each and every of the agreements, conditions, and covenants of any of the Loan Documents.

22. Waivers. To the extent permitted by law, Grantor agrees not at any time to insist upon, plead, claim or take any benefit or advantage, in any way whatsoever, whether now or in the future, of any of the following: (a) any law providing for the valuation or appraisal of all or any part of the Mortgaged Property prior to or after any sale or sales made pursuant to this Deed of Trust, or pursuant to the decree, judgment, or order of any court of competent jurisdiction; or (b) any right under any statute to redeem all or any part of the property so sold. Grantor wholly waives, for Grantor and those who claim under Grantor (a) all rights and periods of redemption provided under Missouri law, and (b) all right to have the Mortgaged Property or any other assets which secure the Secured Obligations marshaled upon any foreclosure under this Deed of Trust.

23. Successors and Assigns; Joint and Several Liability. The covenants and agreements of this Deed of Trust will benefit the Agent and Agent’s successors and assigns. Grantor’s covenants and agreements are joint and several.

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BY SIGNING BELOW, Grantor accepts and agrees to the terms and covenants contained in this Deed of Trust.

GRANTOR:

SHOW ME ETHANOL, LLC,
a Missouri limited liability company

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF ____________ )
) ss.
COUNTY OF __________ )

On this, the _____ day of __________________ in the year 2008, before me, ____________________, a Notary Public in and for said state, personally appeared _____________________, Manager of Show Me Ethanol, LLC, a Missouri limited liability company, known to me to be the person who executed the within instrument in behalf of said limited liability company and acknowledged to me that he/she executed the same for the purposes therein stated.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notorial seat at my office in ______________________________, ________________________, the day and year last above written.

Notary Public in and for
said County and State

My commission expires:

(The Notary Public must type or print his/her name immediately beneath his/her signature)

S-1

EXHIBIT A

The following real estate located in Carroll County, Missouri:

That portion of the North half of Section 35, Township 53 North of the base line, Range 23 West of the Fifth Principal Meridian, Carroll County, Missouri, described as follows: Beginning at a point on the East line of the Northwest Quarter in said Section 35 that is North 01°50’28” East, 70.82 feet from the center of said Section 35, said point being on the Northerly right of way line of Missouri Highway 24; thence Westerly along a curve to the right, having a radius of 1597.02 feet, though a central angle of 12°15’59”, an arc length of 341.90 feet along said R.O.W. line; thence North 87°48’53” West, 43.20 feet along said R.O.W. line; thence North 02°11’07” East, 5.00 feet along said R.O.W. line; thence North 87°48’53” West, 99.87 feet along said R.O.W. line; thence North 00°28’54” West, 482.81 feet; thence South 83°30’24” West, 677.88 feet; thence North 07°56’29” West, 255.90 feet; thence North 81°47’56” East, 346.62 feet; thence North 49°30’21” East, 62.47 feet; thence North 13°53’07” East, 378.24 feet; thence North 23°25’30” East, 129.10 feet; thence North 07°49’59” West, 208.97 feet; thence South 74°43’16” East, 333.68 feet; thence South 76°58’57” East, 108.16 feet; thence North 89°54’09” East, 169.98 feet; thence North 75°36’56” East, 302.17 feet; thence South 47°13’25” East, 294.66 feet; thence South 15°58’29” West, 876.92 feet; thence North 77°34’13” West, 164.41 feet to the West line of the Northeast Quarter in said Section 35; thence South 01°50’28” West, 384.70 feet along said West line and along said East line to the point of beginning.

A-1

EXHIBIT B

DESCRIPTION OF NOTES

1.	9% Subordinated Secured Promissory Notes Due June 1 2010, dated June 2, 2008, executed by Show Me Ethanol, LLC, a Missouri limited liability company to the following Lenders in the following amounts:

Akeman Farms, Inc.	$20,000
Baum Living Trust	$40,000
Robert and Dorothy Bell	$30,000
Michael and Carolyn Boland	$20,000
Rex and Brenda Buhrmester	$20,000
Central Missouri BioFuels, LLC	$75,000
Harold F. Clark	$30,000
David and Karen Durham	$50,000
Henry W. Durham	$100,000
James A. and Beverly J. Edwards	$30,000
Gary L. and Mary L. Ewert	$40,000
George Famuliner	$50,000
James and Sandra Famuliner	$50,000
Octavia R. Famuliner Trust	$40,000
Farmers Grain Terminal, LLC	$500,000
Walker C. Fletcher Trust	$250,000
Gill Enterprises, Inc.	$25,000
Gill Family Investments, LP	$25,000
Viola M. Heil	$20,000
Ralph and Mary Louise Henke, LP	$50,000
Stephen L. Hopper	$20,000
Jefferson City Oil Co.	$300,000
Mike Kehoe	$20,000
JW and Patricia Kipping	$50,000
Mary Kipping Revocable Trust	$40,000
Korff Farms Inc.	$30,000
Stanley and Suzanne Kruse	$25,000
Dale R. Ludwig	$20,000
Joseph A. McCormick	$125,000
Merlin Clark Farms, Inc.	$30,000
Brenda Popp	$20,000
Robert Quinn	$25,000
Ray Carroll County Grain Growers, Inc.	$1,000,000
Ray Land and Loan Company	$100,000
Riley Brothers, LLC	$150,000
John and Carolyn Thompson	$25,000
John and Linda Urich	$25,000
Rudolph Veit	$20,000
Karen Venable Revocable Trust	$100,000

B-1

EXHIBIT C

PERMITTED ENCUMBRANCES

1.	General taxes for State/County for the year 2008 and all subsequent years, and special assessments due or payable therewith.

2.	Lease Agreement, between Carroll County, Missouri, as lessor, and Show Me Ethanol, LLC, as lessee, as evidenced by a Memorandum of Lease.

3.
Deed of Trust and Security Agreement, by Show Me Ethanol, LLC, to Husch Trustee, Inc., a trustee for FCS Financial, PCA, as administrative agent, dated March 1, 2007, filed March 19, 2007, in Book 720, Page 957, in the Recorder’s Office located in Carroll County, Missouri (“Record’s Office”).

4.	Assignment of Leases and Rents, by Show Me Ethanol, LLC, to FCS Financial, PCA, as administrative agent, filed March 19, 2007, in Book 720, Page 984 in the Record’s Office.

5.	Other encumbrances as provided in the title commitment.

B-2